UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 16, 2006

ARBINET-THEXCHANGE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-51063	13-3930916
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Albany Street, Tower II, Suite 450 New Brunswick, New Jersey	08901
(Address of Principal Executive Offices)	(Zip Code)

(732) 509-9100

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On November 16, 2006, the Board of Directors of (the “Board”) Arbinet-thexchange, Inc. (the “Company”) voted to increase the size of the Board to eight (8) members and elected John Penney as a Class I Director of the Company. Class I Directors currently serve until the 2008 Annual Meeting of Stockholders. In connection with his service to the Company as a director, Mr. Penney will be entitled to receive the following fees:

•	$20,000 annual retainer fee;

•	$2,000 per meeting of the Board;

•	$1,000 for each committee meeting attended in person and not held on the day of a Board meeting; and

•	$350 for each committee meeting that is attended by teleconference and not held on the day of a Board meeting.

In addition, in connection with his appointment to the Board, Mr. Penney has elected to receive 1,000 shares of restricted stock and options to purchase 22,000 shares of common stock. The restricted stock and options shall vest during the period of, and subject to, Mr. Penney’s continued service as a director.

Mr. Penney will also be entitled to receive an annual grant of:

•	an option to purchase no more than 7,000 shares of common stock; and

•	7,000 shares of restricted stock.

The options and restricted stock shall vest during the period of, and subject to, Mr. Penney’s continued service as a director.

The Board has not yet made any determination concerning the committees of the Board to which Mr. Penney may be appointed.

There is no arrangement or understanding pursuant to which Mr. Penney was selected as a director of the Company. There are no related party transactions between the Company and Mr. Penney reportable under Item 404(a) of Regulation S-K.

On November 21, 2006, the Company issued a press release in connection with Mr. Penney’s election to the Board. The full text of the press release is set forth in Exhibit 99.1 and is incorporated herein by reference.

(e) On November 16, 2006, the Board granted J. Curt Hockemeier, the President and Chief Executive Officer and director of the Company, an option to purchase 150,000 shares of common stock, with this option vesting over a three-year, three and a half month period. In the event of a Change in Control (as defined in the option agreement):

•	on the day of the Change in Control event one-half of the unvested options shall vest, with the remaining unvested portion vesting monthly and equally over the remaining portion of the vesting term (provided that Mr. Hockemeier is employed by the Company or a subsidiary or is associated with the Company or a subsidiary as a director or consultant on the applicable vesting date); and

•	and if within 12 months of such Change in Control, Mr. Hockemeier’s employment with the Company is terminated (other than a termination for cause), then all restrictions shall lapse.

Additionally, the Board awarded Mr. Hockemeier performance shares, which provide Mr. Hockemeier with the opportunity to earn shares of common stock, the number of which shall be determined pursuant to, and subject to, the attainment of performance goals. The maximum number of shares that Mr. Hockemeier can earn is up to approximately 218,166 shares of common stock.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release of Arbinet-thexchange, Inc. dated November 21, 2006*

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARBINET-THEXCHANGE, INC.

By:	/s/ W. Terrell Wingfield, Jr.
Name:	W. Terrell Wingfield, Jr.
Title:	General Counsel and Secretary

Date: November 21, 2006

Exhibit Index

Exhibit No.	Description
99.1	Press Release of Arbinet-thexchange, Inc. dated November 21, 2006*

*	Filed herewith.